Exhibit 10.38

FIRST AMENDMENT TO LEASE

I.
PARTIES AND DATE.

This First Amendment to Lease Amendment dated , by and between SILICON VALLEY CENTER OFFICE LLC, a Delaware limited liability company ( Landlord ), and CAMBIUM NETWORKS, INC., a Delaware corporation, Tenant

II.
RECITALS.

Landlord and Tenant entered into an office space lease dated December 4, 2017 Lease space consisting of 8,825 Premises known as Suite No. 220 in the building located at 2590 N. First Street, San Jose Building

Landlord and Tenant each desire to modify the Lease to extend the Lease Term, adjust the Basic Rent, and make such other modifications as are set forth in III. MODIFICATIONS next below.

III.
MODIFICATIONS.

A.
Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1.
Item 5 is hereby deleted in its entirety and the following substituted in lieu thereof:

5. Lease Term: The Term of this Lease shall expire at 11:59 p.m. on February 28, 2023.

2.
Effective as of March 1, 2022, Item 6 shall be amended by adding the following:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent
3/1/22 to 2/28/23	$3.50	$30,887.50

B.
Security Deposit. No additional security deposit shall be required in connection with this Amendment.

C.
Condition of the Premises. Tenant acknowledges that it is currently occupying the Premises and that it is satisfied with the condition thereof. Tenant waives any right or claim against Landlord arising out of the condition of the Premises.

D.
SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, "Tenant Parties") is listed as a Specially Designated National and Blocked Person ("SDN") on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of the Lease and Landlord shall have the right to terminate the Lease immediately upon written notice to Tenant.

IV.
GENERAL.

A.
Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.
Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in III. MODIFICATIONS above and can be changed only by a writing signed by Landlord and Tenant.

C.
Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

D.
Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.
Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

CAMBIUM NETWORKS, INC.-2590 N First Street-STE 220_1a.docx

12/6/2021-Opp-044218

F.
California Certified Access Specialist Inspection. Pursuant to California Civil Code

§ 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tena A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.

G.
Attorneys Fees. The provisions of the Lease respecting payment of attorneys fees shall also apply to this Amendment.

H.
Nondisclosure of Lease Terms. Tenant acknowledges that the content of this Amendment and any related documents are confidential information. Except to the extent disclosure is required by law, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, -

planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under the Lease or pursuant to legal requirement.

I.
Brokers. Article 18 of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Management exclusively and Cresa/San Jose Downtown

execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement

By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article 18 of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

VI.
EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in I. PARTIES AND DATE. above.

CAMBIUM NETWORKS, INC.-2590 N First Street-STE 220_1a.docx

12/6/2021-Opp-044218

LANDLORD:

SILICON VALLEY CENTER OFFICE LLC,

a Delaware limited liability company

By: /s/ Stephen M. Case

Steven M. Case

Executive Vice President, Leasing & Marketing Office Properties

CAMBIUM NETWORKS, INC.-2590 N First Street-STE 220_1a.docx

12/6/2021-Opp-044218

TENANT:

CAMBIUM NETWORKS, INC.,

a Delaware corporation

By: /s/ Stephen Cumming

Stephen Cumming CFO

CAMBIUM NETWORKS, INC.-2590 N First Street-STE 220_1a.docx

12/6/2021-Opp-044218

By: /s/ Holly McManus

Holly McManus

Vice President, Operations Office Properties

CAMBIUM NETWORKS, INC.-2590 N First Street-STE 220_1a.docx

12/6/2021-Opp-044218